UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2006

UREX ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-501191

(Commission File Number)

98-0219157

(IRS Employer Identification No.)

10580 N. McCarran Blvd, Building 115-208 Reno, Nevada 89503

(Address of principal executive offices and Zip Code)

775.747.0667

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 7, 2006, Michael Iverson resigned as a director of our company.

On November 8, 2006, we appointed Oscar Yoshitaka Yokoi to our board of directors.

Mr. Yokoi has over 29 years of mining and mineral exploration experience and received a Bachelors of Science in Geology (1977) from the University of Sao Paulo and a Masters of Arts in Business Administration (2003) from UNA Belo Horizonte. During his career, Mr. Yokoi was employed by BP Minerals, Brascan, Homestake Mining Company, Votorantim and JOGMEC and has consulted for CVRD, Placer Dome and Meridian Gold.

There are no family relationships with Mr. Yokoi and any of our other directors and officers.

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, Mr. Yokoi has had or will have a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

99.1	News Release dated November 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UREX ENERGY CORP.

/s/ Richard Bachmann

By: Richard Bachman

Director

Date: November 7, 2006